Exhibit 99.1

PMV Consumer Acquisition Corp. Announces Voluntary NYSE Delisting

Contact:   Timothy Foufas
                                                                                                                             Co-President & Secretary

                                                                                                            For further information please visit
                                                                                                            www.pmv-consumer.com

Palm Beach, FL, Sept. 30, 2022 (GLOBE NEWSWIRE) -- PMV Consumer Acquisition Corp. (NYSE: PMVC) (“PMV” or the “Company”) announced today that it has given formal notice to the New York Stock Exchange (“NYSE”) of its intention to voluntarily delist its Class A common stock and warrants (collectively, the “common stock”) from the NYSE.  Following the delisting from the NYSE, we expect to provide liquidity to PMV’s shareholders by listing PMV common stock on the OTC markets.  PMV plans on filing a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) on or about October 10, 2022.  The last day of trading in PMV’s common stock on the NYSE will be on or about October 20, 2022, when the Form 25 takes effect.

PMV has filed an application for its common stock to be quoted on the OTC markets, operated by OTC Markets Group Inc.  PMV will continue to provide information to its stockholders and take such actions to enable a trading market in its common stock to exist.  There is no guarantee, however, that a broker will continue to make a market in the common stock and that trading of the common stock will continue on the OTC markets or otherwise or that the Company will continue to provide information sufficient to enable brokers to provide quotes for its common stock.

The Board of Directors of the Company (the “Board”) believes that the decision to delist the common stock from the NYSE is in the best interest of the Company and its stockholders.   The Board has determined that the burdens associated with operating as a company listed on the NYSE outweigh any advantages to the Company and its stockholders at this time. The Board’s decision was based on careful review of numerous factors, including the requirements associated with NYSE listing standards. The Board also based its decision on the Company’s intention to provide liquidity to its stockholders following the delisting by taking actions within its control to have the common stock traded on the OTC markets. Once delisted, the Board believes that the Company will be able to more fully dedicate its financial and management resources to pursuing business opportunities.

About PMV Consumer Acquisition Corp.

PMV Consumer Acquisition Corp. is a blank check company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to any particular industry or geographic region, although the Company initially intends to focus on target businesses in the consumer industry with enterprise valuations in the range of $200 million to $3.5 billion.

Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “believe,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to be correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of the Company.

Craig Weynand
914-921-8364
cweynand@gabelli.com